Exhibit 16.1

August 30, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:          CLST Holdings, Inc.
                File No. 0-22972

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CLST Holdings, Inc. dated August 28, 2007, and agree with the statements concerning our Firm under the subheading “Resignation of Grant Thornton LLP” and the paragraphs therein.  We have no basis to agree or disagree with the other statements made by the Registrant contained therein.

Very truly yours,

/s/ Grant Thornton LLP